                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                                Resource America
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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    2) Aggregate number of securities to which transaction applies:


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       pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
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    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                            RESOURCE AMERICA, INC.
                  1521 Locust Street Philadelphia, PA 19102
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 May 13, 1997

To the Stockholders of RESOURCE AMERICA, INC.:

   Notice is hereby given that the annual meeting of stockholders of RESOURCE AMERICA, INC., a Delaware corporation (the "Company"), will be held at 1521 Locust Street, Philadelphia, Pennsylvania, on Tuesday, May 13, 1997, at 9:00 A.M., Philadelphia time, for the following purposes:

   1. To elect two directors to serve until the annual meeting of stockholders in 2000.

   2. To approve a proposal to adopt the Resource America, Inc. 1997 Key Employee Stock Option Plan.

   3. To approve a proposal to adopt the Resource America, Inc. Non-Employee Director Deferred Stock and Deferred Compensation Plan.

   4. To transact such other business as may properly be brought before the meeting and any adjournments thereof.

   Only stockholders of record on the books of the Company at the close of business on March 31, 1997, will be entitled to notice of and to vote at the meeting or any adjournments thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at the offices of the Company, at 1521 Locust Street, Philadelphia, Pennsylvania 19102. The stock transfer books will not be closed.

   STOCKHOLDERS CAN HELP AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ASSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS USE.

                                          By order of the Board of Directors
                                          Michael L. Staines, Secretary
                                          April 14, 1997

                            RESOURCE AMERICA, INC.
                  1521 Locust Street Philadelphia, PA 19102

                                    ------

                               PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                                    ------

                                   GENERAL

INTRODUCTION

   The annual meeting of stockholders of Resource America, Inc. (the "Company") will be held on Tuesday, May 13, 1997, at 9:00 A.M., Philadelphia time, at 1521 Locust Street, Philadelphia, Pennsylvania, 19102 for the purposes set forth in the accompanying notice. Only stockholders of record at the close of business on March 31, 1997 will be entitled to notice of and to vote at such meeting.

   This statement is furnished in connection with the solicitation by the Board of Directors of the Company of proxies from holders of its Common Stock to be used at such meeting, and at any and all adjournments thereof. Proxies in the accompanying form, properly executed and duly returned to the Company, and not revoked, will be voted at the meeting and any and all adjournments thereof.

   This proxy statement and the accompanying form of proxy are being sent on or about April 14, 1997 to stockholders of record as of March 31, 1997.

REVOCATION OF PROXY

   If a proxy in the accompanying form is executed and returned, it may nevertheless be revoked at any time prior to its exercise by giving written notice of revocation to the Secretary of the Company, at its Philadelphia address stated herein, by submitting a later dated proxy or by attending the meeting and voting in person.

EXPENSES AND MANNER OF SOLICITATION

   The cost of soliciting proxies, which is not expected to exceed $15,000, will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, and telegraph, and by directors, officers, and regular employees of the Company, without special compensation therefor. The Company expects to reimburse banks, brokers, and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Company's Common Stock.

                            VOTING AT THE MEETING

   As of the close of business on March 31, 1997 there were outstanding 3,553,380 shares of Common Stock. At the annual meeting, the holders of Common Stock will be entitled to one vote per share on each matter of business properly brought before the meeting.

   The presence in person or by proxy of holders of the Company's outstanding Common Stock representing not less than a majority of the outstanding shares of Common Stock will constitute a quorum. The affirmative vote of a majority of the shares represented at the meeting, in person or by proxy, will be necessary for the election of directors, the adoption of the Resource America, Inc. 1997 Key Employee Stock Option Plan (the "1997 Key Employee Option Plan"), the adoption of the Resource America, Inc. Non-Employee Director Deferred Stock and Deferred Compensation Plan (the "Non-Employee Director Plan") and for the approval of all other business properly brought before the meeting.

   Abstentions may be specified on the election of each of the nominated directors, on the adoption of the 1997 Key Employee Option Plan and on the adoption of the Non-Employee Director Plan, and will be considered present for purposes of determining the presence of a quorum. Abstentions, including broker non-votes, with respect to shares present at the meeting in person or by proxy will have no effect on any such matter. Any proxy not specifying to the contrary will be voted FOR the election of the specified directors, FOR adoption of the 1997 Key Employee Option Plan and FOR adoption of the Non-Employee Director Plan.

                        SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth the number and percentage of shares of Common Stock owned, as of March 31, 1997, by (a) each person who, to the knowledge of the Company, is the beneficial owner of 5% or more of the outstanding shares of Common Stock, (b) each of the Company's present directors, (c) each of the Company's executive officers, and (d) all of the Company's present executive officers and directors as a group. This information is reported in accordance with the beneficial ownership rules of the Securities and Exchange Commission under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Shares of Common Stock issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the percentage of any other person. See notes (2), (5) and (7) below, for information concerning outstanding options and warrants.

                                                      Common Stock
                                          ------------------------------------
                                               Amount               Percent of
Beneficial Owner                               Owned                  Class
----------------                               ------               ----------
Directors
Carlos C. Campbell  ................           160                          *
Edward E. Cohen  ...................       713,809 (1)(2)(3)(4)        19.49%
John R. Hart  ......................       985,120 (5)(6)              21.71%
Andrew M. Lubin  ...................           280                          *
Alan D. Schreiber, M.D.  ...........         5,370                          *
Michael L. Staines  ................        44,901 (2)(3)(4)(7)         1.25%
John S. White  .....................             0                          *
Executive Officers
Daniel G. Cohen  ...................         3,348 (2)(4)                   *
Freddie M. Kotek  ..................        15,909 (2)(3)(4)                *
Nancy J. McGurk  ...................        21,860 (2)(3)(4)                *
Scott F. Schaeffer  ................        41,155 (2)(3)(4)(8)         1.15%
All executive officers
and directors as a group
(11 persons)  ......................     1,831,912 (1)(2)(3)(4)        38.73%
                                                   (5)(6)(7)(8)
Other Owners of 5% or
More of Outstanding Shares(9)
Physicians Insurance
  Company of Ohio(5)(6) ............       985,120                     21.71%
Bryn Mawr Resources, Inc.(1)  ......       583,430                     16.42%
Wellington Management Company, LLP.        497,000                     13.99%
Kramer Spellman L.P.  ..............       478,500                     13.47%
Laifer Capital Management  .........       227,500                      6.40%

------
* Less than 1%

(1) Includes the 583,430 shares of Common Stock beneficially owned by Bryn Mawr Resources, Inc. ("Bryn Mawr") and held of record by BMR Holdings, Inc., a subsidiary of Bryn Mawr. Mr. E. Cohen is an officer, director and principal stockholder of Bryn Mawr. It is anticipated that, prior to the annual meeting, Bryn Mawr will merge with a wholly-owned subsidiary of the Company, as a result of which Bryn Mawr stockholders will directly hold the shares of the Company's Common Stock previously attributable to Bryn Mawr. It is anticipated that Mr. Cohen and his spouse will receive, directly and indirectly, 204,362 shares of the Company's Common Stock as a result of the merger. Accordingly, after the merger, Mr. Cohen will beneficially own, in the aggregate, 334,742 shares (9.15%) of the Company's Common Stock.

(2) Includes shares issuable on exercise of options granted in 1993 and 1995 under the 1989 Key Employee Stock Option Plan of: Mr. E. Cohen - 108,146 shares; Mr. Schaeffer - 33,708 shares; Mr. Staines - 19,663 shares; Mr. Kotek - 9,831 shares; Ms. McGurk - 8,427 shares; and Mr. D. Cohen - 2,809 shares.

(3) Includes shares allocated under the 1989 Employee Stock Ownership Trust in the amounts of: Mr. E. Cohen - 20,089 shares; Mr. Staines - 13,624 shares; Mr. Schaeffer - 7,047 shares; Mr. Kotek - 5,170 shares; and Ms. McGurk - 8,960 shares.

(4) Includes shares allocated under the Resource America, Inc. Employee Savings Plan (the Company's 401(k) plan) in the amount of: Mr. E. Cohen - 2,144 shares; Mr. Kotek - 908 shares; Ms. McGurk - 4,473 shares; Mr. Schaeffer - 400 shares; Mr. Staines - 378 shares; and Mr. D. Cohen - 539 shares, as to which each has voting power.

(5) Includes 983,150 shares issuable pursuant to warrants exercisable by Physicians Insurance Company of Ohio ("PICO"), of which Mr. Hart is an officer and director.

(6) Includes 1,970 shares held by American Physicians' Life Insurance Company, an affiliate of PICO, of which Mr. Hart is an officer and director.

(7) Includes 11,236 shares issuable on exercise of options granted to Mr. Staines in 1993 under the 1984 Key Employee Stock Option Plan.

(8) In connection with the merger of Bryn Mawr and a subsidiary of the Company (see Note (1), above), Mr. Schaeffer will receive an additional 63,120 shares of the Company's Common Stock (including, for these purposes, 60,812 shares receivable by a limited partnership of which Mr. Schaeffer is the general partner with a 10% interest). Accordingly, after the merger, Mr. Schaeffer will beneficially own 104,275 shares (2.90%) of the Company's Common Stock.

(9) The address for PICO is 13515 Yarmouth Drive N.W., Pickerington, Ohio 43147; the address for Bryn Mawr Resources, Inc. is 1521 Locust Street, Fourth Floor, Philadelphia, Pennsylvania 19102; the address for Wellington Management Company, LLP. is 75 State Street, Boston, Massachusetts, 02109; the address for Kramer Spellman L.P. is 2050 Center Avenue, Suite 300, Fort Lee, New Jersey 07024; the address for Laifer Capital Management is 45 West 45th Street, New York, New York, 10036.

                           1. ELECTION OF DIRECTORS

DIRECTORS

   The By-Laws of the Company provide that the number of directors shall be fixed by resolution of the Board of Directors, provided that there shall be a minimum of five and a maximum of fifteen directors. The number of directors of the Company was, during fiscal 1995, set at seven by the Board of Directors. The Board of Directors is divided into three classes with directors in each class serving three-year terms. The terms of directors in the Class of 1997 expire at the annual meeting of stockholders to which this proxy statement relates. The Nominating Committee of the Board of Directors has nominated Michael L. Staines and John S. White for re-election as directors in the Class of 2000. Should either nominee become unable or refuse to accept nomination or election as a director in the Class of 2000, it is intended that the persons named as proxies will vote for the election of such other person as the Nominating Committee of the Board of Directors may recommend. The Board of Directors knows of no reason why either of the nominees might be unable or refuse to accept nomination or election.

   Information is set forth below regarding the principal occupation of each nominee and each of the other directors of the Company. There are no family relationships among the nominees and directors of the Company; however, Mr. Daniel G. Cohen, a Vice President of the Company, is the son of Mr. Edward E. Cohen, Chairman of the Board of Directors, Chief Executive Officer and President of the Company.

                                                                              Year in Which
Names of Directors, Principal                                                   Service as      Term to expire
Occupation, and Other Information                                             Director Began   at Annual Meeting
 --------------------------------                                             --------------   -----------------
Nominees whose terms will expire in 2000 are:

Michael L. Staines, 47, Senior Vice President and Secretary of the Company
since 1989.                                                                        1989              1997

John S. White, 56, Chairman of the Board and Chief Executive Officer of
DCC Securities Corporation (a securities brokerage firm) since 1990.               1993              1997

Persons other than current nominees who serve for the terms indicated:

Carlos C. Campbell, 58, President of C.C. Campbell and Company (a
management consulting firm). Vice Chairman of the Board of Directors of
Computer Dynamics, Inc. (a computer services corporation) since 1992.
Director of Sensys, Inc. (a telecommunication/asset management
corporation) since 1994.                                                           1990              1999

Edward E. Cohen, 57, Chairman of the Board of Directors since 1990, Chief
Executive Officer since 1988 and President since 1995, of the Company.
Chairman of the Board of Directors and director of Bryn Mawr Resources,
Inc. Director and Chairman of the Executive Committee of JeffBanks, Inc.
(a bank holding company). Principal of Ledgewood Law Firm, P.C. from 1991
to 1994 (a).                                                                       1988              1999

John R. Hart, 36, Chief Executive Officer of Quaker Holdings, Ltd. (an
investment firm) since 1991. President and Director of Physicians
Insurance Company of Ohio since 1995 and 1993, respectively.                       1994              1998

Andrew M. Lubin, 49, President, Delaware Financial Group, Inc.
(a private investment firm) since 1984.                                            1994              1998

Alan D. Schreiber, MD, 54, Founder and Chief Scientific Officer of CorBec
Pharmaceuticals, Inc. since 1993. Professor of Medicine and Assistant
Dean for Research and Research Training at the University of Pennsylvania
School of Medicine since 1973.                                                     1994              1998

------
(a) Bryn Mawr Resources, Inc. is a privately owned company which holds 16.42% of the Company's Common Stock. See "Security Ownership of Certain Beneficial Owners and Management."

NON-DIRECTOR EXECUTIVE OFFICERS

   Daniel G. Cohen, 27, Vice President - Financial Services of the Company and Chairman, Chief Executive Officer and President of Fidelity Mortgage Funding, Inc. ("Fidelity Mortgage"), a newly-formed subsidiary of the Company. Prior to joining the Company in November 1995, Mr. Cohen was principally engaged in graduate studies at the University of Pennsylvania, following his graduation from the University of Chicago in 1991.

   Freddie M. Kotek, 40, Senior Vice President of the Company since 1995. Executive Vice President of Resource Properties, Inc. (a wholly owned subsidiary of the Company) since 1993. First Vice President of Royal Alliance Associates from 1991 to 1993.

   Nancy J. McGurk, 41, Vice President - Finance of the Company since 1992. Treasurer and Chief Accounting Officer of the Company since 1989.

   Scott F. Schaeffer, 34, Senior Vice President of the Company since 1995. Vice President - Real Estate of the Company and President of Resource Properties, Inc. (a wholly owned subsidiary of the Company) since 1992. Vice President of the Dover Group, Ltd. (a real estate investment company) from 1985 to 1992.

OTHER SIGNIFICANT EMPLOYEES

   Abraham Bernstein, 63, Chairman, Chief Executive Officer and President of Fidelity Leasing, Inc. ("FLI"), a subsidiary of the Company. From 1982 to 1993, Mr. Bernstein was the President and Chief Executive Officer of Tokai Financial Services, Inc., the equipment leasing subsidiary of Tokai Bank of Japan. From 1993 to 1995, the contractual period during which Mr. Bernstein's restrictive covenant with Tokai was in effect, he was a Managing Director of the Rittenhouse Consulting Group (a financial consulting company).

   Crit DeMent, 43, Executive Vice President of FLI. From 1983 through 1996 he was Vice President - Marketing and Leasing Associate - Senior Account Representative for Tokai Financial Services, Inc.

   Joseph T. Ellis, Jr., 35, Director of Vendor Services for FLI. From 1985 through February 1996, he held various marketing and sales positions with Tokai Financial Services, Inc., most recently as the Director of Program Management and Strategic Market Development.

   Jeffrey C. Simmons, 38, Vice President - Exploration and Production of the Company since 1994. Director of Well Services of the Company from 1988 to 1994.

   Kathy B. Schauer, 45, Chief Operating Officer and a director of Fidelity Mortgage. From 1993 through January 1997, she served variously as Director of Business and Product Development at Standard & Poors Rating Services, Vice President in the Mortgage Products Group at Smith Barney, Vice President at Meridian Bancorp and Vice President at J.P. Morgan. From 1985 to 1993, Ms. Schauer was a Vice President of CS First Boston in the Mortgage Products Group.

   Bruce R. Schmidt, 39, Senior Vice President of Fidelity Mortgage. From 1993 until March 1997, Mr. Schmidt was Director of Marketing for Advanta Mortgage, a national consumer home equity lender. Prior thereto, from 1988 to 1993, he was Vice President, Marketing, for Nutri/System, Inc., a national weight loss program company.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE OFFICERS

   The following tables set forth certain information concerning the compensation paid or accrued during each of the last three fiscal years by the Company and its subsidiaries to the Company's Chief Executive Officer and each of the Company's other most highly compensated executive officers whose aggregate salary and bonus (including amounts of salary and bonus foregone to receive non-cash compensation) exceeded $100,000.

                          Summary Compensation Table

                                           Annual Compensation                             Long-Term Compensation
--------------------------------------------------------------------------------------------------------------------------------
                                                                              Restricted     Securities
                                                                                Stock        Underlying       LTIP         All
Name and Principal Position     Year      Salary        Bonus      Other       Award(1)      Options(2)    Payouts(3)   Other(4)
--------------------------------------------------------------------------------------------------------------------------------
Edward E. Cohen                 1996     $250,000     $135,000       $0        $31,990         95,506          $0        $9,607
 Chairman, Chief                1995      210,000      130,000        0        $19,824              0           0             0
 Executive Officer              1994       97,500       59,000        0         13,966              0           0             0
 and President

Freddie M. Kotek                1996      145,000       30,000        0         31,990         39,326           0         5,600
 Senior Vice President          1995      145,000       45,000        0         19,824              0           0         3,760

Scott F. Schaeffer              1996      145,000       50,000        0         31,990         22,472           0         3,963
 Senior Vice President          1995      145,000       45,000        0         19,824              0           0         3,058

Michael L. Staines              1996      120,000       12,500        0         28,420         11,236           0             0
 Senior Vice President and      1995      112,500        7,500        0         16,023              0           0             0
 Secretary                      1994      105,000            0        0          9,368              0           0             0

------
(1) Reflects shares awarded under the Company's Employee Stock Ownership Plan, valued at the closing price of the Company's Common Stock at September 30 of each year ($12.75, $8.40 and $5.50 per share for fiscal years 1996, 1995, and 1994, respectively. For purposes of this table, all shares are assumed to be fully vested. Messrs. Cohen and Staines were 100% vested as of September 30, 1996. Shares awarded to Messrs. Schaeffer and Kotek were vested 40% and 20%, respectively, as of such date and will vest an additional 20% on each future September 30 until fully vested on September 30, 1999 and 2000, respectively. At September 30, 1996 and in aggregate, the number of restricted shares awarded and the value of such awarded restricted shares are: Mr. E. Cohen, 20,089 shares ($119,333); Mr. Kotek, 5,170 shares ($51,814); Mr. Schaeffer, 7,047 shares ($60,665);
    and Mr. Staines, 13,624 shares ($83,989). Cash dividends have been and will continue to be, as and when authorized by the Company's Board of Directors, paid on the restricted shares.

(2) At September 30, 1996, Messrs. Cohen, Kotek, Schaeffer and Staines held options to purchase 179,776 shares, 39,326 shares, 50,562 shares and 39,326 shares, respectively, of the Company's Common Stock.

(3) Except for the Company's Employee Stock Ownership Plan, the stock option plans and the 401(k) plan, reported elsewhere in this table, the Company does not have long-term incentive plans or pension or profit-sharing plans.

(4) All such amounts are matching payments made by the Company under the Company's 401(k) plan.

                 Option/SAR Grants in Last Fiscal Year (1996)

                            Number of      Percent of Total                                Potential Realizable
                            Securities       Options/SARs                                    Value at Assumed
                            Underlying        Granted to       Exercise                    Rates of Stock Price
Name and                   Options/SARs      Employees in        Price      Expiration       Appreciation for
Principal Position          Granted(1)      Fiscal Year(2)      ($/Sh)         Date         Option       Term
----------------------------------------------------------------------------------------------------------------
                                                                                              @5%        @10%
                                                                                          ----------------------
Edward E. Cohen               95,506             47.2%           9.01       12/18/2000      137,852     399,219
 Chairman, Chief
  Executive Officer
  and President
Freddie M. Kotek              39,326             19.4%           8.19       12/18/2005      202,504     513,185
 Senior Vice President
Scott F. Schaeffer            22,472             11.1%           8.19       12/18/2005      115,717     293,249
 Senior Vice President
Michael L. Staines            11,236              5.6%           8.19       12/18/2005       57,858     146,624
 Senior Vice President
  and Secretary

------
(1) Options expire ten years from the date of issuance and are granted at an exercise price of the market value of the underlying common stock of the Company on the date of grant, except for those options awarded to Mr. Cohen which have a five year term and an exercise price of 110% of the fair market value at the date of grant. Options vest at a rate of 25% of the option shares on each anniversary of the date of grant, beginning with the first anniversary.

(2) The options do not carry any stock appreciation rights ("SARs").

               Aggregated Option Exercises In Last Fiscal Year
                      and Fiscal Year-End Option Values

                                                                                 Value of
                                                               Number of        Unexercised
                                                              Unexercised      in-the-Money
                                                              Options at        Options at
                                  Shares                        FY-End            FY-End
                                 Acquired        Value       Exercisable/      Exercisable/
Name and Principal Position     on Exercise     Realized     Unexercisable   Unexercisable(1)
---------------------------------------------------------------------------------------------
Edward E. Cohen                      0             $0       63,203/116,573   $613,701/240,280
 Chairman, Chief
  Executive Officer
  and President
Freddie M. Kotek                     0              0             0/39,326          0/179,327
 Senior Vice President
Scott F. Schaeffer                   0              0        21,068/29,494    210,464/172,627
 Senior Vice President
Michael L. Staines                   0              0        21,068/18,258    210,464/121,391
 Senior Vice President and
  Secretary

------
(1) Value is calculated by subtracting the total exercise price from the fair market value of the securities underlying the options at September 30, 1996.

DIRECTOR COMPENSATION

   Each director who does not serve as an officer of the Company was paid a retainer of $500 per month during fiscal 1996. Effective on February 1, 1997, each non-employee director is paid a retainer of $1000 per month. Each non-employee director who is a chairman of a committee of the Board of Directors is paid an additional retainer of $500 per month. Each non-employee director who is a member of a committee of the Board of Directors, but not its chairman, is paid $500 per meeting. A total of $60,500 was paid to five directors during fiscal 1996 for attendance at Board and committee meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Until April 1996, Mr. E. Cohen was of counsel to Ledgewood Law Firm, P.C., a law firm which provides legal services to the Company. Such firm was paid $402,000 during fiscal 1996 for legal services, primarily related to the purchase and restructuring of real estate mortgages.

   The Company holds commercial real estate loans of borrowers whose underlying properties are managed by Brandywine Construction & Management Inc. ("BCMI"). The Company has advanced funds to certain of these borrowers for improvements on their properties which have been performed by BCMI. In five instances, the President of BCMI has also acted as the general partner of the borrower. Mr. E. Cohen is Chairman of the Board of Directors and a minority shareholder (approximately 8%) of BCMI. BCMI has agreed to subordinate its management fees to receipt by the Company of minimum required debt service payments under the obligations held by the Company.

   The Company also maintains normal banking and borrowing relationships with Jefferson Bank, a subsidiary of JeffBanks, Inc. Mr. E. Cohen and his spouse are officers and directors of JeffBanks, Inc. (and his spouse is Chairman and Chief Executive Officer of Jefferson Bank and JeffBanks, Inc.), and are principal shareholders thereof. The Company borrowed $2.5 million from Jefferson Bank in the first quarter of fiscal 1995 under terms which the Company believes were no less favorable to it than those available from independent third parties. The loan was repaid within fiscal 1995. The Company anticipates that it may effect other borrowings in the future from Jefferson Bank; it anticipates that any such borrowings will be on terms similar to those which could be obtained by an unrelated borrower.

   In December, 1994, the Company acquired a loan with a face amount of $3,000,000 from California Federal Bank, FSB, at a cost of $1,671,695. The loan is secured by a property owned by a borrower whose general partner is the President of BCMI. Mr. E. Cohen is a limited partner in such partnership. The borrower refinanced the Company's loan in September 1995, applying $1,975,000 of the proceeds to the repayment of the Company's loan. As a result, the Company obtained a gain on its investment of $303,305, while maintaining a continuing interest in the loan of approximately $1 million. In August 1994, the Company acquired from third parties a loan, in the original principal amount of $3,550,000 (and with a then-outstanding balance of $4,388,644), for an investment of $1,612,674. The borrower is a limited partnership of which Mr. Lubin, a director of the Company, is currently the general partner. Mr. Lubin assumed such position after the Company's acquisition of the loan. Previously, the general partner had been the President of BCMI. The borrower subsequently refinanced the loan with another third party, and repaid the Company $934,300, leaving the Company with a net investment of $419,039. In April 1996, the Company provided $114,948 of financing to a partnership controlled by the President of BCMI for the purchase by such partnership of a property owned, through foreclosure, by Jefferson Bank. After first mortgage financing, the Company had a net investment of $109,206.

   The Company leases its executive offices in Philadelphia from a partnership of which Mr. Schaeffer is the general partner and Mr. Cohen is a limited partner. The lease provides for rents of $49,600 per year through May 2000.

   The Company has obtained material amounts of financing from PICO by the issuance, in May 1994, of an $8 million principal amount 9.5% Senior Note due 2004 and by the sale, in fiscal years 1995 and 1996, of $12 million of participations in real estate mortgage loans acquired by the Company for its portfolio. The participations bear interest rates from 9.5% to 9.75%, are due between 1999 and 2000, and require the Company to replace any defaulted loan in which PICO has a participation with a performing loan. The Company receives a mortgage servicing fee in connection with participated loans of 0.25% of the principal amount of the loan. Mr. Hart, a director of the Company, is an executive officer and director of PICO.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

   The Board of Directors held a total of six meetings during fiscal 1996. Each of the directors attended at least 75% of all meetings of the Board and at least 75% of all meetings of committees for which they were eligible during fiscal 1996. The Board of Directors currently numbers seven (7) directors: the Classes of 1997 (the Class of 2000 following this Meeting), 1998 and 1999 consisting of two, three and two directors, respectively.

   Standing committees of the Board of Directors are the Audit Committee, Compensation Committee, Investment Committee, and Nominating Committee.

   The Audit Committee reviews the scope and effectiveness of audits by the independent accountants and the Company's internal auditor, selects and recommends to the Board of Directors the engagement of independent accountants, and reviews the adequacy of the Company's internal controls. The Committee held two meetings during fiscal 1996. Members of the Committee are Messrs. Lubin and Schreiber.

   The Compensation Committee establishes and monitors compensation levels for officers of the Company, and administers the Company's 1989 Key Employee Stock Option Plan. The Committee held one meeting during fiscal 1996. Members of the Committee are Messrs. Campbell, Schreiber and White.

   The Investment Committee reviews all current management investment practices and evaluates and monitors all existing and proposed Company investments. The Committee held seven meetings during fiscal 1996. Members of the Committee are Messrs. White, Campbell and Hart.

   The Nominating Committee recommends persons for nomination as Directors of the Company. The Committee held one meeting during fiscal 1996. The Committee will consider nominees recommended by security holders for the 1998 annual meeting if submitted in writing to the Secretary of the Company prior to December 11, 1997. Members of the Committee are Messrs. Lubin, Cohen and Staines.

EMPLOYMENT AGREEMENTS

   The Company has entered into an employment agreement with Edward E. Cohen, effective as of January 1, 1997, pursuant to which Mr. Cohen serves as the Chairman of the Board of Directors, Chief Executive Officer and (until such time, if ever, as the Board of Directors shall fill the office) President. The agreement requires Mr. Cohen to devote as much of his business time to the Company as is necessary to the fulfillment of his duties, although it permits him to have outside business interests. Under the agreement, Mr. Cohen will receive base compensation of $350,000 per year, which may be increased by the Compensation Committee of the Board based upon its evaluation of Mr. Cohen's performance. Mr. Cohen is eligible to receive incentive bonuses and stock option grants in amounts to be determined by the Board and to participate in all employee benefit plans in effect during his period of employment. The Company is required to establish a Supplemental Employment Retirement Plan ("SERP") for Mr. Cohen's benefit which will pay to Mr. Cohen, upon retirement after he has reached Retirement Age (defined by the agreement as age 62), an amount equal to 75% of his Average Compensation (defined as the average of the compensation received by Mr. Cohen in the three most highly compensated years during the previous eight years of employment), less any amounts paid under any other retirement plan of the Company in which Mr. Cohen participates.

   The agreement has a term of five years and, until notice to the contrary, the term is automatically extended so that, on any day on which the agreement is in effect, it shall have a then-current five year term. The agreement may be sooner terminated in the event of Mr. Cohen's disability extending for more than 240 days, death or retirement. Mr. Cohen also has the right to terminate the agreement upon a change in control or potential change in control of the Company, and for cause. Otherwise, Mr. Cohen may terminate the agreement upon 180 days' notice.

   The agreement provides the following termination benefits: (i) upon termination due to death, Mr. Cohen's estate will receive an amount equal to
(a) five times Average Compensation (payable over 36 months), plus (b) to the extent Mr. Cohen has not received 120 months of SERP benefits, the balance thereof; (ii) upon termination due to disability, Mr. Cohen will receive a monthly benefit equal to one-twelfth of the product of (a) Average Compensation and (b) 75%, which will terminate upon the commencement of retirement benefits; (iii) upon termination by Mr. Cohen for cause, or upon a change in control or potential change in control of the Company, an amount equal to five times Average Compensation plus continuation of life, health, accident and disability insurance benefits for a period of 36 months or until Mr. Cohen reaches age 70; and (iv) upon termination by Mr. Cohen without cause, an amount equal to 25% of the amount referred to in item (i), above. In the event that any amounts payable to Mr. Cohen pursuant to items (i) through (iv), above ("Total Benefits"), become subject to any excise tax imposed under Section 4999 of the Internal Revenue Code of 1986 (the "Code"), the Company is required to pay Mr. Cohen an additional sum such that the net amounts retained by Mr. Cohen, after payment of excise, income and withholding taxes, shall equal Total Benefits.

   In March 1996, the Company, through FLI, entered into an employment agreement with Abraham Bernstein. Under terms of the agreement, Mr. Bernstein has assumed the positions of Chairman, Chief Executive Officer and President of FLI for a three-year term and is responsible for developing the Company's small ticket leasing business. Mr. Bernstein receives a base salary of $150,000 per year plus incentive compensation equal to 2.75% of the after-tax earnings of FLI (to a maximum of 2% of pre-tax earnings). Mr. Bernstein may terminate the agreement for "good reason" (generally, a change in his duties inconsistent with the terms of the existing arrangements, breach of the arrangements or Mr. E. Cohen being neither an officer nor a 5% stockholder, directly or indirectly, of the Company). Upon such termination, Mr. Bernstein will receive a lump sum payment equal to one year's compensation (including the incentive compensation which would have been earned had termination not occurred).

   Mr. Bernstein has received options to purchase 10% of the common stock of FLI (1 million shares) at an aggregate price of $220,000 and, should FLI declare a dividend, will receive payments on the options in an amount equal to the dividends that would have been paid on the shares subject to the options had they been issued. In the event that, prior to FLI becoming a public company, FLI issues stock to anyone other than the Company or Mr. Bernstein, Mr. Bernstein is entitled to receive such additional options as will allow him to maintain his 10% equity position in FLI (excluding shares issuable pursuant to any employee stock option plan), at an exercise price equal to the price paid or value received in the additional issuance. The options issued to Mr. Bernstein vest 25% per year beginning in March 1997 (becoming fully invested in March 2000), and terminate in March 2005, provided that no more than $100,000 of shares (measured by "fair market value") may be purchased in any year pursuant to option exercises. The options become fully vested and immediately exercisable in the event of a change in control of the Company. Mr. Bernstein has certain rights, commencing after March 5, 2000, to require FLI to register his option shares under federal securities laws. In the event FLI does not become a public company by March 5, 2001, Mr. Bernstein may require that FLI thereafter buy over the next four years FLI shares subject to Mr. Bernstein's options at a price equal to ten times FLI's after-tax earnings per share for the fiscal year ended immediately prior to the giving of notice by Mr. Bernstein of his exercise of this right. Obligations of FLI to repurchase shares in any year in excess of $500,000 (including amounts deferred in prior years) may be deferred to the following year.

   It is anticipated that the Company, through its Fidelity Mortgage subsidiary, will enter into an employment agreement with Daniel G. Cohen prior to this Meeting pursuant to which Mr. Cohen will serve as the Chairman, Chief Executive Officer and President of Fidelity Mortgage and will be responsible for developing its residential mortgage origination business. The agreement will provide for a three-year term and a base salary of $150,000 per year plus incentive compensation equal to 2.75% of the annual after-tax earnings of Fidelity Mortgage (to a maximum of 2% of pre-tax earnings). Mr. Cohen will be able to terminate the agreement for "good reason" (generally a change of duties inconsistent with the agreement, breach of the agreement by Fidelity Mortgage or a change in control or potential change in control of Fidelity Mortgage or the Company). Upon such termination, Mr. Cohen would receive a lump sum payment equal to three years' compensation (including the incentive compensation which would have been earned had termination not occurred). In the event that any termination payment becomes subject to the Code Section 4999 excise tax, Fidelity Mortgage will be required to pay Mr. Cohen an additional sum such that the net amount retained by Mr. Cohen, after payment of excise, income and withholding taxes, will equal the stated amount of termination payments. The Company will guarantee Fidelity Mortgage's performance under the agreement.

   Mr. Cohen will receive options to purchase 10% of the common stock of Fidelity Mortgage (2 million shares) at an aggregate price of $236,000 and, should Fidelity Mortgage declare a dividend, will receive payments on the options in an amount equal to the dividends that would have been paid on the shares subject to the options had they been issued. The options generally will have the same terms as those relating to Mr. Bernstein's options with respect to FLI common stock, except that (i) the option term and vesting period will commence on the date the employment agreement with Mr. Cohen is finalized, (ii) the period during which Mr. Cohen may sell Fidelity Mortgage shares to Fidelity Mortgage will commence in April 2002, and (iii) deferred repurchase obligations of Fidelity Mortgage to Mr. Cohen will bear interest at the rate of 10% per year. The options become fully vested and immediately exercisable in the event of a change in control or potential change in control of Fidelity Mortgage or the Company.

PERFORMANCE GRAPH

   The following graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of two other stock market indices: the Nasdaq United States Composite (National Market System only) and the Nasdaq Financial.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

                              1991      1992      1993      1994      1995      1996
                            -------   -------   -------   -------   -------   -------
Nasdaq U.S. composite   &    100.0     112.1     146.8     148.0      204.4     242.6
Nasdaq Financial        @    100.0     135.0     185.1     195.0      246.8     305.8
Resource American, Inc. #    100.0      52.5      55.7      84.3      135.1     236.7

400 |-------------------------------------------------------------------------|
    |                                                                         |
    |                                                                         |
    |                                                                         |
    |                                                                         |
300 |------------------------------------------------------------------------@|
    |                                                                         |
    |                                                                         |
    |                                                          @             &|
    |                                                                        #|
200 |--------------------------------------------@-------------&--------------|
    |                             @                                           |
    |                                                                         |
    |              @              &              &                            |
    |              &                                           #              |
100 |&@#----------------------------------------------------------------------|
    |                                            #                            |
    |                              #                                          |
    |              #                                                          |
    |                                                                         |
  0 |-------------------------------------------------------------------------|
    1991          1992           1993           1994          1995          1996
                         fiscal year ended September 30

* Total return for each of the last five fiscal years ending September 30. Assumes $100 was invested on October 1, 1991 in the Company's Common Stock or in the indicated index and that cash dividends were reinvested as received.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Compensation Committee of the Board of Directors (the "Committee") is responsible for setting and administering compensation programs for the Company's executives, including the following:

   o  setting policies with respect to compensation for executives;

   o  setting pay levels for all named executive officers;

   o administering the Company's Key Employee Stock Option plans and making appropriate awards of options; and

   o monitoring and determining such other compensation matters as may be assigned to the Committee by the Board of Directors.

   The Committee is comprised of three non-employee directors: Messrs. Campbell, Schreiber and White.

The Company's compensation philosophy and objectives are driven by the desire to

   o compensate and reward executives for their contribution to the historical success of the Company; and

   o provide suitable compensation packages to attract, motivate and retain talented executives in a very competitive environment.

   The executive compensation program is designed to reward performance that is directly relevant to the Company's short-term and long-term success and goals and as such is structured in three components: base salary, annual bonuses, and long term incentives.

BASE SALARY

   Base salaries for executive officers are determined in part by pay practices in unaffiliated companies and the Committee's assessment of individual performance relative to responsibilities and objectives for each executive. Base salaries are not intended to compensate individuals for extraordinary performance or for above-average Company performance.

BONUS PLAN

   Executives are eligible to receive annual bonuses which are generally based on the overall Company performance during the preceding year and that individual's specific contribution to that performance. The Company does not have a defined bonus pool; however, during the past two years the Company's practice has been to limit the pool to no more than ten percent (10%) of the reported net income of the Company for the preceding year. Allocation of the amount available for annual bonus payments is at the discretion of the Committee. No formula performance measures were utilized in establishing the amount of the bonus awards; however the Committee considers individual contribution to the overall performance of the Company and performance relative to expectations.

LONG TERM INCENTIVES

   General. Long term incentives are designed to focus executives on the long term goals and performance of the Company and to provide a reward directly tied to stockholder return: the performance of the Company's Common Stock. The particular plans are intended to encourage the participants to strive to achieve the long term success of the Company and to remain with the Company in order to fully benefit from the plans.

   Stock Options. Stock options are issued periodically to key employees at an exercise price of no less than the then current market price of the Company's Common Stock, have a ten (10) year life and vest to the executive at twenty-five percent (25%) of the amount awarded on each anniversary of their issuance. Options awarded to Mr. E. Cohen, as a result of his greater than ten percent (10%) effective interest in the Company, are issued with an exercise price of one-hundred ten percent (110%) of market price and with a five (5) year life. Allocation of available options is again at the discretion of the Committee and is determined by the potential contribution to, or impact upon, the overall performance of the Company by the executive.

   Employee Stock Ownership Plan. In 1989 the Company established the Resource America, Inc. Employee Stock Ownership Plan for the benefit of all qualified employees. All employees, including executive officers, are allocated shares from an available pool each year in proportion to their relative compensation. While the allocations from this plan are determined solely by a predetermined and required formula in accordance with ERISA, the intent was, and remains, to reward all employees, including executives, based on the long term success of the Company as measured by the stockholder return.

   Savings Plan. The Resource America, Inc. Savings Investment Plan, under Code Section 401(k), offers eligible employees the opportunity to make long-term investments on a regular basis through salary contributions, which are supplemented by matching Company contributions in the form of cash or Company Common Stock. During fiscal 1996, the Company matched employee contributions 50% in cash or 100% in Company Common Stock. While participation in this plan is at the discretion of the qualified employee, the intent again was, and remains, to reward all employees, including executives, based on the long term success of the Company as measured by the return to stockholders.

CHIEF EXECUTIVE OFFICER COMPENSATION

   In evaluating the performance and setting the total compensation package for the Chief Executive Officer for fiscal 1996, Mr. E. Cohen (who also holds the titles of Chairman and President), the Committee meets without that individual being present. In fiscal 1996 the Committee took particular note of the continued growth in revenues ($11.6 million in fiscal 1995 as compared to $8.2 million in fiscal 1994) and profitability ($2.7 million in fiscal 1995 as compared to $1.3 million in fiscal 1994) of the Company. The effectiveness of the leadership provided by Mr. Cohen has allowed the Company to change its focus from its historic energy activities to niche finance opportunities, specifically in real estate asset acquisition and resolution and equipment leasing, where the Company can take advantage of its specialized skills to generate attractive returns which ultimately are measured in the appreciation of the Company's Common Stock. This transformation has been substantially realized. As such, for fiscal 1996, the Committee awarded Mr. Cohen an annual salary of $250,000, a bonus of $135,000 and five-year options on 95,506 shares of the Company's Common Stock at an exercise price of $9.01 per share (110% of the then current market price).

   This report has been provided by the Compensation Committee of the Board of Directors of Resource America, Inc.

    Carlos C. Campbell, Chairman
    Alan D. Schreiber, M.D.
    John S. White

                 2. APPROVAL OF 1997 KEY EMPLOYEE OPTION PLAN

   The Board of Directors has approved the 1997 Key Employee Option Plan and recommends approval of the plan by the stockholders.

   The 1997 Key Employee Option Plan provides for the granting of two types of options: "incentive stock options" and "nonqualified stock options." The incentive stock options are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. In addition, concurrently or subsequent to the granting of any nonqualified or incentive stock options, an optionee may be awarded related stock appreciation rights, permitting the optionee to be paid the appreciation on the option, in cash or Common Stock, in lieu of exercising the option. The 1997 Key Employee Option Plan will be administered by the Compensation Committee of the Board of Directors, none of the members of which are eligible to participate in the plan.

   Under the 1997 Key Employee Option Plan, options to purchase a maximum of 275,000 shares of the Company's Common Stock may be issued to employees of the Company (including directors who are also employees) whose initiative and effort have contributed or may in the future contribute to the Company's success, as selected by the Compensation Committee. Option exercise prices must be 100% of the fair market value of the shares on the date of option grant and the option exercise period may not exceed ten years except that, with respect to incentive stock options awarded to employees holding 10% or more of the combined voting power of the Company, the option exercise price may not be less than 110% of the fair market value of the shares on the date of option grant and the exercise period may not exceed five years. Vesting of options granted under the plan is determined by the Compensation Committee. The Compensation Committee has the right, in its discretion, to permit an optionee to be paid the difference between the option exercise price and the fair market value of the option shares (defined as the mean between the bid and asked prices for the Company's Common Stock) on the date of option exercise (or, if no sales of the Company's Common Stock are reported on such date, on the immediately preceding date for which a sale has been reported).

   Incentive option grants may, at the discretion of the Compensation Committee, terminate upon cessation of employment of a grantee (other than cessation due to death or disability, in which event options which were then exercisable on the date of death or disability may continue to be exercisable for a period of one year from the date thereof), or may continue to be exercisable for a period not in excess of three months from such date (subject to the earlier expiration of the option term). Options may be exercised only by the grantee or, in the case of death or disability, his estate, personal representative or designated beneficiary. The Compensation Committee also has the right to impose restrictions regarding time periods during which shares issued pursuant to options must be held.

   Non-qualified options and stock appreciation rights will have such terms and conditions, including exercise price, as may be approved by the Compensation Committee. The Company is required to deduct from amounts receivable by a grantee, upon exercise of either nonqualified options or stock appreciation rights, all applicable withholding or other taxes.

   The 1997 Key Employee Option Plan has a stated term of ten years and may be amended or terminated by the Board of Directors at any time, but no action of the Board of Directors, unless approved by the stockholders, may increase the maximum number of shares which may be issued under the plan (except as permitted by certain anti-dilution provisions), extend the maximum period during which any award may be granted or exercised or increase the benefits accruing to a grantee.

   All proceeds from the sale of shares pursuant to options granted under the 1997 Key Employee Option Plan will constitute general funds of the Company.

   The purpose of the 1997 Key Employee Option Plan is to afford an incentive to key managerial employees of the Company and its subsidiaries and to enable the Company to attract and retain such key employees as well as to reward services.

   The maximum number of employees which the Company deems eligible to be granted options under the 1997 Key Employee Option Plan, as of the date of this Proxy Statement, is twelve. As of March 31, 1997, the closing per share price of the Company's Common Stock was $24.125.

   There are generally no federal income tax consequences to the Company by reason of the grant or exercise of options under the 1997 Key Employee Option Plan, except that where the grantee recognizes ordinary income as a result of the exercise of an option, the Company will be entitled to a business expense deduction for its fiscal year that includes the last day of the grantee's fiscal year in which income is recognized (subject to the reasonableness of the amount of income to the employee as the result of the exercise, considered as a part of the employee's compensation). The amount of ordinary income will be, in the case of nonqualified options, the excess of the fair market value over the exercise price of shares as to which options are exercised. In the case of incentive stock options, the grantee will recognize ordinary income with respect to shares transferred prior to either two years from the date of option grant or one year from the date option stock is transferred to the grantee. The amount of ordinary income will be the lesser of (i) the excess of fair market value on the date of exercise over the exercise price or (ii) the grantee's actual gain, if any, on the purchase and sale.

   A copy of the 1997 Key Employee Option Plan is attached to this Proxy Statement as Exhibit A.

                  3. APPROVAL OF NON-EMPLOYEE DIRECTOR PLAN

   The Board of Directors has approved the Non-Employee Director Plan and recommends approval of the plan by the stockholders.

   Under the Non-Employee Director Plan, directors who are not also employees of the Company ("Eligible Directors") will be awarded Units representing the right to receive one share of the Company's Common Stock for each Unit awarded. The Units will be redeemed for the Company's Common Stock upon the termination of a director's service, subject to certain limitations discussed below. Units will be awarded as follows: (i) 1,000 Units will be awarded to each Eligible Director on such date as the plan may be approved by the Company's stockholders (the "Effective Date"); (ii) 1,000 Units will be awarded to each person who, after the Effective Date, becomes an Eligible Director; and (iii) 1,000 Units will be awarded to each Eligible Director on each anniversary of the date on which such person was first awarded Units under the plan. In addition, each Eligible Director has the right to defer receipt of some portion or all of his director's fees and have them credited to a Stock Unit Account, with the number of Units received being equal to the amount so credited divided by the fair market value per share of the Company's Common Stock on the date such fees would otherwise have been paid. For these purposes, "fair market value" is defined as the mean of the closing bid and ask prices of the Compa-ny's Common Stock on such date, or if no sale is reported on such date, then the mean of the bid and ask prices on the last previous date on which a sale is reported. The Non-Employee Director Plan will be administered by the Nominating Committee of the Board of Directors, none of the members of which are eligible to participate in the plan.

   Units will not vest until the fifth anniversary of their grant, except that Units will vest sooner upon (i) a change in control of the Company or
(ii) death or disability of an Eligible Director, provided the Eligible Director has completed at least six months of service. Upon termination of service by an Eligible Director, the Company is obligated to issue to the Eligible Director shares of the Company's Common Stock equal to the number of vested Units held by the Eligible Director. Unvested Units are forfeited. All distributions under the Non-Employee Director Plan must be in the Company's Common Stock, except that fractional Units will be paid in cash, based on the fair market value (as defined above) of the Company's Common Stock on the date shares are transferred to the Eligible Director.

   The Non-Employee Director Plan provides for the issuance of a maximum of 25,000 Units and terminates (except for grants of Units theretofore made) on April 30, 2002. No action by the Board of Directors, unless approved by the stockholders, may increase the number of Units which may be issued under the plan (except as may be permitted by certain antidilution provisions), modify the vesting requirements or otherwise change the times at which, or the period within which shares may be delivered under the plan. As of the date of this Proxy Statement, five directors (Messrs. Campbell, Hart, Lubin, Schreiber and White) are deemed to be Eligible Directors.

   The purpose of the Non-Employee Director Plan is to enable the Company to attract, retain and motivate qualified outside directors and to enhance the long-term mutuality of interest between directors and the Company's stockholders.

   There are generally no federal income tax consequences to the Company by reason of grants under the Non-Employee Director Plan. At the time the grantee receives a distribution of shares of the Company's Common Stock, the grantee will recognize ordinary income equal to the fair market value of the shares, and the Company will be entitled to a business expense deduction for its fiscal year that includes the last day of the grantee's taxable year in which the income is recognized (subject to the reasonableness of the amount of income to the employee as the result of the exercise, considered as part of the employee's compensation).

   A copy of the Non-Employee Director Plan is attached to this proxy statement as Exhibit B.

                               4. OTHER MATTERS

   As of the date of this proxy statement, the Board of Directors does not intend to present and has not been informed that any other person intends to present any other matters for action at the annual meeting. However, if other matters do properly come before the meeting, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment.

   Except as hereinabove stated, all shares represented by valid proxies received will be voted in accordance with the provisions of the proxy.

   Upon the recommendation of the Audit Committee, approved by the Board of Directors, Grant Thornton LLP served as the Company's independent auditors during fiscal 1996. It is not anticipated that a representative of Grant Thornton LLP will be present at the annual meeting. The Board of Directors anticipates that Grant Thornton LLP will be re-appointed as the Company's independent auditors for fiscal 1997 during the June 1997 regular meeting of the Board of Directors.

                    ANNUAL REPORT AND REPORT ON FORM 10-K

   The Company's 1996 Annual Report to Stockholders, including the financial statements for the year ended September 30, 1996, is being sent to stockholders of record as of March 31, 1997 with this proxy statement. Stockholders of record as of March 31, 1997, and beneficial owners of the Company's Common Stock on that date, may obtain from the Company, without charge, a copy of the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, exclusive of the exhibits thereto, by a request therefor in writing. Such requests should be directed to the Company, at its Philadelphia address stated herein, and to the attention of the Secretary. Beneficial owners shall include in their written requests a good faith representation that they were beneficial owners of the Company's Common Stock on March 31, 1997.

                            STOCKHOLDER PROPOSALS

   Under rules promulgated by the Securities and Exchange Commission, holders of Common Stock who desire to submit proposals for inclusion in the proxy statement of the Company to be utilized in connection with the 1998 annual meeting of stockholders, subject to compliance with the eligibility standards specified in such rules, must submit such proposals to the Secretary of the Company no later than December 11, 1997.

                                          By order of the Board of Directors


                                          Michael L. Staines, Secretary
                                          April 14, 1997

                                                                     EXHIBIT A
                            RESOURCE AMERICA, INC.
                     1997 KEY EMPLOYEE STOCK OPTION PLAN

   This is the 1997 Key Employee Stock Option Plan of Resource America, Inc., effective as of March 11, 1997.

SECTION 1. DEFINITIONS.

   As used in the Plan the following terms shall have the following assigned meanings.

       (a) Board of Directors. Board of Directors shall mean the Board of Directors of the Company.

       (b) Code. Code shall mean the Internal Revenue Code of 1986, as amended.

       (c) Company. Company shall mean Resource America, Inc., its successors and assigns and any corporation which (i) substitutes a new Option or Stock Appreciation Right for an old Option or Stock Appreciation Right granted under the Plan (ii) assumes an Option or Stock Appreciation Right under the Plan or (iii) becomes a parent or subsidiary of the Company by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation within the meaning of
   Section 424(a) of the Code.

       (d) Committee. Committee shall mean that subcommittee of the Board of Directors known as the Compensation Committee which is duly authorized by the Board of Directors to administer the Plan.

       (e) Disability. Disability shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code

       (f) Eligible Employee. Eligible Employee shall mean a common law employee of the Company whose initiative and effort has contributed or may in the future contribute to the Company's success.

       (g) Fair Market Value. Fair Market value shall mean the arithmetic mean of the closing bid and ask sale prices for the Shares reported by the Nasdaq on a given day or if there is no sale on such day, then the arithmetic mean of such closing bid and ask sale prices on the last previous date on which a sale is reported.

       (h) Incentive Stock Option. Incentive Stock Option shall mean an Option granted under the Plan which qualifies under Section 422 of the Code.

       (i) Nonqualified Stock Option. Nonqualified Stock Option shall mean any Option granted under the Plan which does not qualify as an Incentive Stock Option and which is specifically designated at the time it is granted as an Option which is not an Incentive Stock Option.

       (j) Option. Option shall mean either an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan.

       (k) Option Agreement. Option Agreement shall mean any definitive written agreement between the Company and an Eligible Employee which complies with the Plan and which pertains to the grant of an Option and/or Stock Appreciation Right to an Eligible Employee under the Plan.

       (l) Option Price. Option Price shall mean the purchase price which an Optionee must pay to the Company to acquire Shares on the exercise of an Option.

       (m) Optionee. Optionee shall mean an Eligible Employee to whom an Option or Stock Appreciation Right is granted under the Plan.

       (n) Plan. Plan shall mean the 1997 Key Employee Stock Option Plan of the Company.

       (o) Securities Acts. Securities Acts shall mean the Securities and Exchange Act of 1933, as amended, and all applicable federal and state securities law, or any successors thereto.

       (p) Shares. Shares shall mean shares of the Company's common stock, $0.01 par value, and (i) any stock or securities of the Company into which such common stock is converted, (ii) any stock or securities of the Company which are distributed with respect to such common stock and
   (iii) the stock and securities of any other corporation into which such common stock is converted as a result of the Company's engaging in any transaction described in Section 424(a) of the Code.

       (q) Stock Appreciation Right. Stock Appreciation Right shall mean a right granted to an Optionee which, upon the surrender of an Option, entitles the Optionee to receive payment from the Company in an amount equal to the excess of the aggregate Fair Market Value of Shares subject to such Option, determined at the time of such surrender, over the aggregate Option Price applicable to such Shares.

SECTION 2. PURPOSE OF THE PLAN.

   The purpose of the Plan is to advance the interests of the Company and its stockholders by providing a means through which Eligible Employees may be given an opportunity to benefit from both the purchase Shares under Options and the exercise of Stock Appreciation Rights so that the Company may retain and attract personnel upon whose judgment, initiative and efforts the successful conduct of the Company and its business largely depends.

SECTION 3. SHARES SUBJECT TO THE PLAN.

   Subject to the adjustments provided for in Subsection 7(g), the aggregate number of Shares for which Options or Stock Appreciation Rights may be granted under the Plan shall be 275,000; provided, however, that whatever number of Shares shall remain reserved for issuance under the Plan at the time of any stock split, stock dividend or other change in the Company's capitalization shall be appropriately and proportionately adjusted to reflect such stock dividend, stock split or change in capitalization. Any Shares which are subject to the Plan shall be made available from the authorized but unissued or reacquired Shares of the Company. Any Shares for which an Option is granted hereunder that are released from any Option for any reason, other than the exercise of a Stock Appreciation Right granted under the Plan, shall become available for other Options granted under the Plan.

SECTION 4. ADMINISTRATION OF THE PLAN.

   The Plan shall be administered by the Committee. The Committee shall consist of at least two members of the Board of Directors, none of whom shall be eligible to receive Options or Stock Appreciation Rights under the Plan. The Board of Directors, acting as a body, may from time to time remove members from, or add members to the Committee. The Committee shall elect one of its members as Chairman, and shall hold meetings at such times and in such places as it shall deem advisable. All actions of the Committee shall be taken by a majority vote of all of its members present at any properly convened meeting of the Committee. Any action of the Committee may be taken by written instrument signed by a majority of all of its members and any actions so taken shall be fully effective as if they had been taken by a majority vote of the members of the Committee at a duly convened meeting. The Committee may appoint a secretary to take minutes of its meetings and the Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable.

   Subject to the provisions of the Plan, the Committee shall at its discretion:

       (a) Determine who among the Eligible Employees shall be granted Options and Stock Appreciation Rights and the number of Shares to be subject to such Option or Stock Appreciation Right;

       (b) Determine the time or times at which Options and Stock Appreciation Rights shall be granted;

       (c) Determine the Option Price of the Shares subject to each Option or Stock Appreciation Right;

       (d) Determine the time or times when each Option or Stock Appreciation Right shall become exercisable and the term of such Option or Stock Appreciation Right;

       (e) Grant cash bonuses which are conditioned upon an Optionee's exercise of Options granted under this Plan;

       (f) Authorize payment of the Option Price in cash, Shares or a combination of cash and Shares; and

       (g) Interpret the provisions of the Plan or any Option or Stock Appreciation Right granted under the Plan, including all attendant Option Agreements, and any such interpretation shall be final, conclusive and binding upon the Company and all Optionees.

SECTION 5. GRANTING OF OPTIONS.

   The Committee may from time to time designate who among the Eligible Employees are to be granted Options to purchase Shares under the Plan, the number of Shares which shall be subject to each Option and the type of Option. The Committee shall direct an appropriate officer of the Company to execute and deliver Option Agreements to such Eligible Employees reflecting the grant of Options.

SECTION 6. GRANT OF STOCK APPRECIATION RIGHTS.

   The Committee may from time to time designate who among the Eligible Employees are to be granted Stock Appreciation Rights under the Plan, the number of Shares to which such Stock Appreciation Rights shall be subject and the terms and conditions affecting such Stock Appreciation Right. The Committee shall direct an appropriate officer of the Company to execute and deliver Option Agreements to such Eligible Employees reflecting the grant of the Stock Appreciation Rights. The Committee may determine the form of the payment (i.e. Shares, cash or a combination of Shares and cash) to be received by such Eligible Employee upon the exercise of a Stock Appreciation Right. Shares which are the subject of any Option that is surrendered in connection with the exercise of a Stock Appreciation Right shall not be available for the grant of future Options under the Plan.

SECTION 7. TERMS AND CONDITIONS COMMON TO ALL OPTION AGREEMENTS.

   Each Option Agreement shall be evidenced by a written agreement executed by the Optionee and the Company in such form as the Committee shall from time to time approve. The Option Agreement shall contain such terms and conditions as the Committee shall deem appropriate, subject to Section 8 and the following:

       (a) Optionee's Employment. The Option Agreement may provide that the Optionee agrees to remain an employee of, and render services to the Company for a specified period of time as a condition to his exercise of his Option or Stock Appreciation Right. The Option Agreement shall not impose any obligation on the Company to retain the Optionee as an employee for any period or adversely effect the Optionee's "employment at will" status with the Company.

       (b) Number of Shares. The Option Agreement shall, subject to Subsection 7(g), set forth the number of Shares which are subject to Options and/or Stock Appreciation Rights granted to the Optionee under the Plan.

       (c) No Obligation to Exercise. The Option Agreement shall not obligate the Optionee to exercise any Option or Stock Appreciation Right.

       (d) Term of Options and Stock Appreciation Rights. The Option Agreement shall establish the period during which each Option and Stock Appreciation Right is exercisable; provided, however, no Option Agreement shall provide for the exercise of any Option or Stock Appreciation Right after the expiration of the ten (10) year period immediately following the date upon which such Option or Stock Appreciation Right is granted.

       (e) Exercise of Options and Stock Appreciation Rights. The Option Agreement shall provide for (and may limit or restrict) the date or dates upon which any Option or Stock Appreciation Right granted under the Plan may be exercised. The Option Agreement may provide for the exercise of Options and Stock Appreciation Rights in installments and upon such terms and conditions as the Committee may determined. The Option Agreement shall also provide that during a period of not less than twelve (12) months immediately following the date upon which an Optionee receives a "hardship withdrawal" from a retirement plan qualifying under Section 401(k) of the Code, that all rights of the Optionee to exercise Options granted under the Plan shall be suspended.

       (f) Transferability of Options and Stock Appreciation Rights. The Option Agreement shall provide that during the lifetime of an Optionee, the Options and Stock Appreciation Rights granted to him under the Plan shall be exercisable only by him and shall not be assignable or transferable by him; provided, however, that the Option Agreement may provide for transferability or assignability of Options and Stock Appreciation Rights by will or under the applicable laws of dissent and distribution.

       (g) Adjustments. The Option Agreement may contain such provisions as Committee considers appropriate to adjust the number of Shares subject to Options and Stock Appreciation Rights in the event of a stock dividend, stock split, reorganization, recapitalization, combination of shares, merger, consolidation or any other change in the corporate structure or Shares of the Company or any other similar transaction to which the Company is a party. If such adjustment is made, the number of Shares subject to the provisions of the Plan thereupon shall be adjusted correspondingly. In the event that an adjustment to the number of Shares subject to Options or Stock Appreciation Rights has been made pursuant to the preceding two sentences, the Committee shall make appropriate adjustments to the Option Price (per share) so that the Optionee's economic benefit from the exercise of the remaining Options or Stock Appreciation Rights shall be neither better nor worse than would have existed prior to such adjustments. The foregoing adjustments shall be made by the Committee as its members may determine, which determination shall be final, binding and conclusive on the Company and the Optionees. The grant of an Option or Stock Appreciation Right under the Plan shall not affect the right or power of the Company to make adjustments, classifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 8. TERMS AND CONDITIONS COMMON TO OPTIONS.

   An Option Agreement which evidences the grant of an Option shall contain such terms and conditions as the Committee shall deem appropriate, subject to
Section 7 and the following:

       (a) Payment of Option Price. The Option Agreement shall provide that the Option Price shall be payable in full upon the exercise of an Option and must be paid in cash, by check or by the surrender of Shares (if approved by the Committee); provided, however, that Shares may not be surrendered in payment of the Option Price if such surrender of Shares will adversely effect the continued qualification of any Incentive Stock Option (whether or not granted under the Plan). No stock certificate representing Shares shall be issued until full payment therefore has been received by the Company.

       (b) Death or Disability of Optionee. The Option Agreement shall provide that if an Optionee should die or suffer a Disability while an employee of the Company or within a period of three (3) months immediately following the termination of his employment with the Company, his Option privileges shall cease; provided, however, that the Option Agreement may provide that the Option privileges which were immediately exercisable by the Optionee at the time of his death or Disability may be exercised by him or either his personal representative or designated beneficiary, as the case may be, during a period not exceeding (1) year following the date upon which the earlier of his Disability or death occurred, but in no event after the total term of the Option as set forth in the Option Agreement.

       (c) Registration. The Option Agreement may provide for the issuance of Shares which are registered under the Securities Acts. The Plan shall not obligate the Company to issue Shares which are registered under the Securities Acts. The Option Agreement may provide that if the Shares are issued upon the exercise of an Option, and such Shares are not registered under the Securities Acts, that the Company may grant to the Optionee certain rights to cause such Shares to be so registered and to require the Optionee to deliver to the Company sufficient representations and investment letters as may be reasonably required by the Company in order to assure that the Company's issuance of Shares to such Optionee is either exempt from registration under the Securities Acts or does not constitute a violation of the Securities Acts which determination shall be made by counsel selected by the Committee.

SECTION 9. TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS.

   Each Option Agreement which evidences the grant of an Incentive Stock Option shall contain such terms and conditions as the Committee shall deem appropriate, subject to Sections 7 and 8, and the following:

       (a) Option Price. The Option Agreement shall, subject to Subsection 7(g), set forth the Option Price (per share) as determined by the Committee, which Option Price shall not be less than one hundred percent (100%) of the Fair Market Value of the Shares on the date the Option is granted; provided, however, any Incentive Stock Option that is granted to Eligible Employee who, at the time such Incentive Stock Option is granted, is deemed for the purposes of Section 422 of the Code to own Shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a parent or subsidiary of the Company, shall be granted at an Option Price of at least one hundred ten percent (110%) of the Fair Market Value of such Shares.

       (b) Term of Incentive Stock Options Granted to Ten Percent
   Shareholders. If an Incentive Stock Option is granted to an Eligible Employee who, at the time such Incentive Stock Option is granted, is deemed for the purposes of Section 422 of the Code to own Shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a parent or subsidiary of the Company, then the term of such Incentive Stock Option shall be limited to five (5) years.

       (c) Other Termination of Employment. The Option Agreement may provide that if an Optionee shall cease to be employed by the Company for any reason other than his death or Disability his Option privileges shall cease; provided, however, that the Option Agreement may provide that the Option privileges which were immediately exercisable by the Optionee on the date of his termination of employment with the Company may be exercised by him during a period not exceeding three (3) months following the date of such termination, but in no event after the total term of the Incentive Stock Option as set forth in the Option Agreement.

       (d) Notice of Disqualifying Disposition. The Option Agreement may provide that if an Optionee shall sell or otherwise dispose of Shares which were acquired by him through the exercise of an Incentive Stock Option and such disposition occurs within two years of the date upon which the Incentive Stock Option was granted or within one year following the date the Shares were transferred to him upon the exercise of such Incentive Stock Option, such Optionee shall give written notice to the Company which notice shall contain each of the following items:

          (i) The number of Shares sold or otherwise disposed,

          (ii) The date or dates of such sale or disposition,

          (iii) The selling price for each Share sold or disposed, and

          (iv) The Option Price applicable to each Share sold or disposed.

       The written notice required by this Subsection 9(d) must be received by the Company within fifteen (15) days of any disqualifying disposition.

       (e) $100,000 Per Year Limitation. The Option Agreement shall provide that aggregate Fair Market Value of Shares (determined as of the date such Incentive Stock Options were granted) with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other incentive stock option plans sponsored by the Company) shall not exceed $100,000.

       SECTION 10. TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS.

   Each Option Agreement which evidences the grant of a Nonqualified Stock Option shall contain such terms and conditions as the Committee shall deem appropriate, subject to Sections 7 and 8, and the following:

       (a) Designation as a Nonqualified Stock Option. The Option Agreement shall provide, that under no circumstances shall the Nonqualified Stock Option be deemed to qualify as an Incentive Stock Option.

       (b) No Interference with Incentive Stock Options. The Option Agreement shall contain no provisions which adversely effects the qualification of any Option which is intended to be an Incentive Stock Option under
   Section 422 of the Code.

       (c) Withholding. The Option Agreement shall provide that there shall be deducted from each distribution of Shares receivable by Optionee on the exercise of a NonQualified Stock Option, the amount of withholding or other taxes required to be withheld by any governmental authority. Such withholding may be accomplished by either (i) the Optionee's deposit of cash with the Company in an amount equal to the required withholding amount (the "Deposit Method") or (ii) the Optionee's surrender in the exercise of a Stock Appreciation Right, Options covering a sufficient number of Shares so that the distribution of cash upon the exercise of such Stock Appreciation Right will provide the Company with the required withholding amount (the "SAR Method"). The selection between the Deposit method and the SAR Method shall be made by the Optionee and such selection shall be contained in the Optionee's timely notice of exercise of his Nonqualified Stock Option. If the Optionee fails to properly select between the two withholding alternatives, the SAR Method shall be used.

       (d) Option Price. The Option agreement shall, subject to Subsection 7(g), set forth the Option Price (per share) as determined by the Committee.

       (e) Other Termination of Employment. The Option Agreement may provide that if an Optionee shall cease to be employed by the Company for any reason other than his death or Disability, his Option privileges shall cease; provided, however, that the Option Agreement may provide that the Option privileges which were immediately exercisable by the Optionee on the date of his termination of employment with the Company may be exercised by him during a period not exceeding one (1) year following the date of such termination, but in no event after the total term of the Option is set forth in the Option Agreement.

SECTION 11. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

   Each Option Agreement which evidences the grant of Stock Appreciation Rights shall contain such terms and conditions as the Committee shall deem appropriate, subject to Section 7 and the following:

       (a) No Interference with Incentive Stock Options. The Option Agreement pursuant to which Stock Appreciation Rights are granted shall contain no provision which adversely affects the qualification of any Option intended to be an Incentive Stock Option under Section 422 of the Code. To that end,
   (i) any Stock Appreciation Right which is exercised in connection with the cancellation or surrender of an Incentive Stock Option may only be exercisable when the Fair Market Value of each Share which is the subject matter of the Incentive Stock Option exceeds the Option Price, (ii) the Stock Appreciation Right may be transferred only when the underlying Incentive Stock Option is otherwise transferable and (iii) the exercise of the Stock Appreciation Right must have the same economic and tax consequences to the Optionee as would arise as a result of the exercise of the Incentive Stock Option followed immediately by a sale of the acquired Shares.

       (b) Withholding. The Option Agreement shall provide that there shall be deducted from any distribution resulting from the exercise of a Stock Appreciation Right that amount which equals the withholding or other taxes required to be withheld by any governmental authority.

SECTION 12. RIGHTS AS A SHAREHOLDER.

   An Optionee or a transferee of an Option shall have no rights as a shareholder of the Company with respect to any Shares which are subject to an Option until the issuance of the stock certificates representing such Shares.

SECTION 13. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS.

   Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan or accept the surrender of outstanding Options and authorize the granting of new Options in substitution therefor. Shares which are the subject matter of lapsed Options, may be granted in Options to other Eligible Employees at any time during the term of this Plan. Notwithstanding the foregoing, no modification of an Option shall, without the consent of the Optionee, alter or impair the rights or obligations of any Optionee with respect to any Option granted under the Plan.

SECTION 14. INDEMNIFICATION OF COMMITTEE.

   In addition to such other rights of indemnification as they may have as members of the Board of Directors, members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys fees, actually and necessarily incurred by them in connection with the defense of any action, suit or other proceeding through which any of them may be a party as a result of any action or failure to act under or in connection with the Plan, any Option Agreement or any Option granted thereunder, and against all amounts paid in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid in satisfaction of a judgment in any such action, suit or other proceeding; provided, however, that no member of the Committee shall be indemnified for any such expenses or amounts relating to matters as to which it is determined in such action, suit or other proceeding that such member of the Committee is liable for gross negligence or wanton misconduct in the performance of his duties.

SECTION 15. AMENDMENT AND TERMINATION OF THE PLAN.

   The Company by action of the Board of Directors, reserves the right to amend, modify or terminate this Plan at any time or by action of the Board of Directors, and with the consent of the effected Optionee, amend, modify or terminate any outstanding Option Agreement, except that the Company may not, without further shareholder approval, increase the total number of Shares for which Options may be granted under the Plan (except for increases attributable to adjustments authorized in the Plan), change the employees or class of employees who are Eligible Employees or materially increase the benefits accruing to Optionees under the Plan. Moreover, no action may be taken by the Company (without the consent of the effected Optionee) which will impair the validity of any Option or Stock Appreciation Right then outstanding or which will prevent an Incentive Stock Option from continuing to qualify under Section 422 of the Code.

SECTION 16. EFFECTIVE DATE OF PLAN.

   This Plan shall be effective upon its adoption by the Board of Directors. The Plan shall be submitted to the stockholders of the Company for approval within twelve (12) months after its adoption by the Board of Directors and, if the Plan shall not be approved by the shareholders within such twelve month period, the Plan shall be void and of no effect. Any Options or Stock Appreciation Rights granted under the Plan prior to the date of approval by the stockholders shall be void if such shareholders' approval is not timely obtained.

SECTION 17. EXPIRATION OF PLAN.

   Options may be granted under this Plan at any time on or prior to the date which is ten (10) years immediately following effective date of the Plan.

                                                                     EXHIBIT B

                            RESOURCE AMERICA, INC.
                   NON-EMPLOYEE DIRECTOR DEFERRED STOCK AND
                          DEFERRED COMPENSATION PLAN

SECTION 1. ESTABLISHMENT OF PLAN; PURPOSE.

   The Plan is hereby established to permit Eligible Directors of the Company, in recognition of their contributions to the Company, to receive Shares in the manner described below. The Plan is intended to enable the Company to attract, retain and motivate qualified Directors and to enhance the long-term mutuality of interest between Directors and stockholders of the Company.

SECTION 2. DEFINITIONS.

   When used in this Plan, the following terms shall have the definitions set forth in this Section:

   "Affiliate" shall mean an entity at least a majority of the total voting power of the then-outstanding voting securities of which is held, directly or indirectly, by the Company and/or one or more other Affiliates.

   "Board of Directors" shall mean the Board of Directors of the Company.

   "Committee" shall mean the Nominating Committee of the Board of Directors or such other committee of the Board as the Board shall designate from time to time.

   "Company" shall mean Resource America, Inc.

   "Compensation" shall mean the annual retainer fees earned by an Eligible Director for service as a Director, the annual retainer fee, if any, earned by an Eligible Director for service as a member of a committee of the Board of Directors and any fees earned by an Eligible Director for attendance at meetings of the Board of Director and any of its committees.

   "Director" shall mean any member of the Board of Directors, whether or not such member is an Eligible Director.

   "Disability" shall mean an illness or injury that lasts at least six months, is expected to be permanent and renders as Director unable to carry out his/her duties.

   "Effective Date" shall mean the date, if any, on which the Plan is approved by the shareholders of the Company.

   "Eligible Director" shall mean a member of the Board of Directors who is not an employee of the Company.

   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

   "Fair Market Value" shall mean the arithmetic mean of the closing bid and ask sale prices for the Shares reported by the Nasdaq on a given day or, if there is no sale on such day, then the arithmetic mean of such closing bid and ask sale prices on the last previous date on which a sale is reported.

   "Grant" shall mean a grant of Units under Section 5.

   "Shares" shall mean shares of Stock.

   "Stock" shall mean the Common Stock, $.01 par value, of the Company.

   "Stock Unit Account" shall mean, with respect to an Eligible Director who has elected to have deferred amounts deemed invested in Units, a bookkeeping account established to record such Eligible Director's interest under the Plan related to such Units.

   "Subsidiary" shall mean any entity of which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of stock of such entity.

   "Unit" shall mean a contractual obligation of the Company to deliver a Share based on the Fair Market Value of a Share to an Eligible Director or the beneficiary or estate of such Eligible Director as provided herein.

   "Year of Service as a Director" shall mean a period of 12 months of service as a Director, measured from the effective date of a Grant.

SECTION 3. ADMINISTRATION.

   The Plan shall be administered such that awards under the Plan shall be deemed to be exempt under Rule 16b-3 of the Securities and Exchange Commission under the Exchange Act ("Rule 16b-3"), as such Rule is in effect on the Effective Date of the Plan and as it may be subsequently amended from time to time.

SECTION 4. SHARES AUTHORIZED FOR ISSUANCE.

   4.1. Maximum Number of Shares. The aggregate number of Shares with respect to which Grants may be made to Eligible Directors under the Plan shall not exceed 25,000 Shares, subject to adjustment as provided in Section 4.2 below. If any Unit is forfeited without a distribution of Shares, the Shares otherwise subject to such Unit shall again be available for Grants hereunder.

   4.2. Adjustment for Corporate Transactions. In the event that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Stock at a price substantially below Fair Market Value, or other similar event affects the Stock such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under the Plan, then the Board of Directors shall adjust the number and kind of shares which thereafter may be awarded under the Plan and the number of Units that have been, or may be, granted under the Plan.

SECTION 5. UNIT GRANTS.

   5.1. Unit Awards. Each Eligible Director who is a member of the Board of Directors on the Effective Date and each Eligible Director who is first elected or appointed to the Board of Directors on or after the Effective Date of the Plan shall be awarded 1,000 Units on the Effective Date or the date of first election or appointment, as the case may be. In addition, on each anniversary of the date on which an Eligible Director is first awarded Units during the term of the Plan an Eligible Director serving as a Director on such date shall be awarded 1,000 Units.

   5.2. Delivery of Shares. Subject to satisfaction of the applicable vesting requirements set forth in Section 6 and except as otherwise provided in
Section 7, all Shares that are subject to any Units shall be delivered to an Eligible Director and transferred on the books of the Company on the date which is the first business day of the month immediately following the termination of such Eligible Director's service as a Director. Any fractional Shares to be delivered in respect of Units shall be settled in cash based upon the Fair Market Value on the date any whole Shares are transferred on the books of the Company to the Eligible Director or the Eligible Director's beneficiary. Upon the delivery of a Share (or cash with respect to a fractional Share) pursuant to the Plan, the corresponding Unit (or fraction thereof) shall be cancelled and be of no further force or effect.

   5.3. Nontransferability. Units may not be assigned or transferred, in whole or in part, either directly or by operation of law (except in the event of an Eligible Director's death by will or applicable laws of descent and distribution), including, but not by way of limitation, by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Eligible Director in the Plan shall be subject to any obligation or liability of such Eligible Director.

SECTION 6. VESTING.

   6.1. Service Requirements. Except as otherwise provided in this Section 6 or Section 7, an Eligible Director shall vest in his or her Units on the fifth anniversary of the Grant of those Units. If an Eligible Director terminates service prior to the completion of five Years of Service as a Director from the date of a Grant of Units, all of the Units granted within five years of such date shall be immediately forfeited, and the number of

Shares to be delivered to such Eligible Director shall equal the number of Units that were granted five years or more before the termination. Notwithstanding the foregoing, and except as provided in Section 6.2, if the Eligible Director terminates service by reason of his/her death or Disability prior to the completion of the period of service required to be performed to fully vest in any Grant, all Shares that are the subject of such Grant shall be delivered to such Eligible Director (or the Eligible Director's beneficiary or estate).

   6.2. Six Months' Minimum Service. If an Eligible Director has completed less than six consecutive months of service as a Director, all Units held by such Eligible Director shall be immediately forfeited. If an Eligible Director has completed less than six consecutive months of service from any date on which any annual Grant of Units is made, all Units held by such Eligible Director that relate to such annual Grant shall be immediately forfeited.

   6.3. Distribution on Death. Except as provided in Section 6.2, in the event of the death of an Eligible Director, the Shares corresponding to such Units shall be delivered to the beneficiary designated by the Eligible Director on a form provided by the Company, or, in the absence of such designation, to the Eligible Director's estate.

SECTION 7. CHANGE IN CONTROL.

   7.1. Immediate Vesting. Upon the occurrence of a Change in Control, each Eligible Director's right and interest in Units which have not previously vested under Section 6 shall become vested and nonforfeitable regardless of the period of the Eligible Director's service since the date such Units were granted.

   7.2. Definition. "Change in Control" shall mean the occurrence of any of the following events:

       (i) When any "person" as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company and any Subsidiary thereof and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities;

       (ii) When, during any period of 24 consecutive months the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof, provided that a Director who was not a Director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such Director was selected by, or on the recommendation of or with the approval of, at least two-thirds of the Directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Paragraph (ii); or

       (iii) The occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise.

SECTION 8. DEFERRED COMPENSATION PROGRAM.

   8.1. Election to Defer. On or before December 31 of any calendar year, an Eligible Director may elect to defer receipt of all or any part of any Compensation payable in respect of the calendar year following the year in which such election is made, and to have such amounts credited, in whole or in part, to a Stock Unit Account. Any person who shall become an Eligible Director during any calendar year may elect, not later than the 30th day after his or her term as a Director begins, to defer payment of all or any part of his or her Compensation payable for the portion of such calendar year following such election.

   8.2. Method of Election. A deferral election shall be made by written notice filed with the Corporate Secretary of the Company. Such election shall continue in effect (including with respect to Compensation payable for subsequent calendar years) unless and until the Eligible Director revokes or modifies such election by written notice filed with the Corporate Secretary of the Company. Any such revocation or modification of a deferral election shall become effective as of the end of the calendar year in which such notice is given and only with respect to Compensation payable for services rendered thereafter; provided, however, that it shall in no event become effective if the modification would cause liability under
Section 16(b) of the Exchange Act. Amounts credited to the Eligible Director's Stock Unit Account prior to the effective date of any such revocation or modification of a deferral election shall not be affected by such revocation or modification and shall be distributed only in accordance with the otherwise applicable terms of the Plan. An Eligible Director who has revoked an election to participate in the Plan may file a new election to defer Compensation payable for services to be rendered in the calendar year following the year in which such election is filed.

   8.3. Stock Unit Account. Any Compensation allocated to the Stock Unit Account shall be deemed to be invested in a number of Units equal to the quotient of (i) such Compensation divided by (ii) the Fair Market Value on the date the Compensation then being allocated to the Stock Unit Account would otherwise have been paid. Fractional Units shall be credited, but shall be rounded to the nearest hundredth percentile, with amounts equal to or greater than .005 rounded up and amounts less than .005 rounded down. In the case of any dividend declared on Shares which is payable in Shares, the Eligible Director's Stock Unit Account shall be increased by the number of Units equal to the product of (i) the number of Units credited to the eligible Director's Stock Unit Account on the related dividend record date, and (ii) the number of Shares (including any fraction thereof) distributable as a dividend on a Share. In the event of any stock split, stock dividend, recapitalization, reorganization or other corporate transaction affecting the capital structure of the Company, the Committee shall make such adjustments to the number of Units credited to each Eligible Director's Stock Unit Account as the Committee shall deem necessary or appropriate to prevent the dilution or enlargement of such Eligible Director's rights.

   8.4. Timing and Form of Distributions. Any distribution to be made hereunder following the termination of an Eligible Director's service as a Director shall be made in Shares.

SECTION 9. UNFUNDED STATUS.

   The Company shall be under no obligation to establish a fund or reserve in order to pay the benefits under the Plan. A Unit represents a contractual obligation of the Company to deliver Shares to a Director as provided herein. The Company has not segregated or earmarked any Shares or any of the Company's assets for the benefit of a Director or his/her beneficiary or estate, and the Plan does not, and shall not be construed to, require the Company to do so. The Director and his/her beneficiary or estate shall have only an unsecured, contractual right against the Company with respect to any Units granted or amounts credited to a Director's Accounts hereunder, and such right shall not be deemed superior to the right of any other creditor. Units shall not be deemed to constitute options or rights to purchase Stock.

SECTION 10. AMENDMENT AND TERMINATION.

   The Plan may be amended at any time by the Board of Directors, provided that, except as provided in Section 4.2, the Board of Directors may not, without approval of the shareholders of the Company: (i) modify the number of Shares with respect to which Units may be awarded under the Plan; (ii) modify the vesting requirements established under Section 6 or Section 7; or (iii) otherwise change the times at which, or the period within which, Shares may be delivered under the Plan. The Plan shall terminate on April 30, 2002, except with respect to previously awarded Grants and amounts credited to the Stock Unit Accounts of Directors. Notwithstanding the foregoing, no termination of the Plan shall materially and adversely affect any rights of any Director under any Grant made pursuant to the Plan.

SECTION 11. GENERAL PROVISIONS.

   11.1. No Right to Serve as a Director. This Plan shall not impose any obligations on the Company to retain any Eligible Director as a Director nor shall it impose any obligation on the part of any Eligible Director to remain as a Director of the Company.

   11.2. Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan, and the rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware.

   11.3. No Right to Particular Assets. Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust or any kind or any fiduciary relationship between the Company and any Eligible Director, the executor, administrator or other personal representative or designated beneficiary of such Eligible Director, or any other persons. Any reserves that may be established by the Company in connection with Units granted under this Plan shall continue to be treated as the assets of the Company for federal income tax purposes and remain subject to the claims of the Company's creditors. To the extent that any Eligible Director or the executor, administrator, or other personal representative of such Eligible Director, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

   11.4. Listing of Shares and Related Matters. If at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the Shares covered by this Plan upon any national securities exchange, Nasdaq or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the delivery of Shares under this Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Directors.

   11.5. Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision has not been included.

   11.6. Incapacity. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge any liability or obligation of the Board of Directors, the Company and all other parties with respect thereto.

   11.7. Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

                             RESOURCE AMERICA, INC.
             Proxy Solicited on Behalf of the Board of Directors of
        the Company for the Annual Meeting of Stockholders May 13, 1997

         The undersigned hereby constitutes and appoints Edward E. Cohen and Andrew M. Lubin, or either of them, his true and lawful agents and proxies with full power of substitution in each. The undersigned authorizes Messrs. Cohen and Lubin, or either of them, to represent the undersigned at the annual meeting of stockholders of the Company to be held at the executive offices of the Company at 1521 Locust Street, Philadelphia, Pennsylvania, on Tuesday, May 13, 1997, for shares held of record as of March 31, 1997, and at any adjournments thereof, on all matters coming before said meeting.

         1. Election of Michael L. Staines as Director
         2. Election of John S. White as Director
         3. Approval of 1997 Key Employee Stock Option Plan
         4. Approval of Non-Employee Director Deferred Stock and Deferred Compensation Plan
         5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

  This proxy, when properly executed on the REVERSE SIDE, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR each of the items listed above.

                                                                 -----------
                                                                 SEE REVERSE
                                                                     SIDE
                                                                 -----------

A /X/ Please mark your
      votes as in this
      example.
                                                         FOR   AGAINST  ABSTAIN

PLEASE MARK, DATE AND RETURN    1. Proposal to elect
THE PROXY CARD PROMPTLY USING      Michael S. Staines
THE ENCLOSED ENVELOPE.             as Director.          / /     / /      / /

                                2. Proposal to elect
                                   John S. White as
                                   Director.             / /     / /      / /

                                3. Approval of 1997
                                   Key Employee Stock
                                   Option Plan.          / /     / /     / /

                                4. Approval of
                                   Non-Employee
                                   Director Deferred
                                   Stock and Deferred
                                   Compensation Plan.    / /     / /     / /

                                5. Such other business
                                   as may properly come
                                   before the meeting
                                   or any adjournment
                                   thereof.              / /    / /     / /

                                  (Change of Address)

                                ------------------------

                                ------------------------

                                ------------------------
SIGNATURE(S)               DATE:       SIGNATURE(S)                DATE:
            ---------------     -------            ----------------     -------
Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.